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                                                                    EXHIBIT 23.1

                          INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Registration Statement of Reliant Resources, Inc. on Form S-8 of our report dated March 31, 2003 (April 29, 2003 as to Schedule I included in Exhibit 99.4 and May 30, 2003 as to the fifth paragraph of note 2(t), the second paragraph of note 20, note 22 and note
23) appearing in the Current Report on Form 8-K of Reliant Resources, Inc. for the year ended December 31, 2002 filed with the Securities and Exchange Commission on June 5, 2003.


DELOITTE & TOUCHE LLP

/s/ Deloitte & Touche LLP

Houston, Texas
June 12, 2003